May 17, 2006

Securities and Exchange Commission
Washington, D.C.  20549

Commissioners:

We have read the statements made by HealthRenu Medical, Inc. (the "Company") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K/A report dated April 28, 2006. We agree with the statements concerning our Firm in such Form 8-K/A.

                                Very truly yours,

                                                 /s/ Ham, Langston & Brezina LLP

                                                     Ham, Langston & Brezina LLP